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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Deltic Timber Corporation:

We consent to the use of our report dated January 26, 2000, relating to the financial statements of Del-Tin Fiber L.L.C. as of January 1, 2000 and December 31, 1998 and for each of the fiscal years in the three-year period ended January 1, 2000, included herein.



KPMG LLP
Shreveport, Louisiana
March 27, 2000